QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

[Stevens & Company Letterhead]

CONSENT OF FINANCIAL ADVISOR

We consent to the use in this Registration statement of United Community Banks, Inc. on Form S-4 of our opinion related to Eagle National Bank included in the Proxy Statement/Prospectus to such Registration Statement as Appendix C and to the reference to our firm and summarization of our opinion in the proxy statement/prospectus under the caption "Details of the Proposed Merger—Opinion of Eagle Financial Advisor".

/s/ CHARLES STEVENS

Stevens & Company

September 3, 2004

QuickLinks

CONSENT OF FINANCIAL ADVISOR